
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund IV and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                     113,741,942
<SECURITIES>                                         0
<RECEIVABLES>                                  342,904<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             115,811,539<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               115,811,539<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,510,122<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,815,170
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                694,952
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            694,952
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   694,952
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable DWR $342,904.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,726,693.
<F3>Liabilities include redemptions payable of $774,811, accrued management fees of $384,374, accrued administrative expenses payable of $115,094 and accrued incentive fees of $991,263.
<F4>Total revenue includes realized trading revenue of $(3,058,578), net change in unrealized of $4,553,945 and interest income of $1,014,755.

